Exhibit 99.2

Greater Media, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

GREATER MEDIA, INC. AND SUBSIDIARIES

CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

	2016	2015
		(as restated)
ASSETS

Current Assets:
Cash and cash equivalents	$7,361	$5,649
Accounts receivable (less allowance for doubtful accounts of $1,085 in 2016 and $1,572 in 2015)	31,434	34,015
Prepaid expenses and other current assets	5,522	6,328

Total Current Assets	44,317	45,992
Property and Equipment, Net	26,415	28,614
Intangible Assets, Net	187,627	278,384
Other Assets	33,245	29,046

Total Assets	$291,604	$382,036

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,375	$1,700
Accrued liabilities	5,711	5,796
Federal and state taxes payable	335	376
Deferred revenue	300	21
Current maturities of long-term debt	7,988	6,975

Total Current Liabilities	15,709	14,868
Long-Term Debt, Net of Current Maturities	75,750	83,738
Deferred Income Taxes	20,168	21,772
Other Long-Term Liabilities	36,803	30,282

Stockholders’ Equity:
Common stock	182	182
Additional paid-in capital	93,020	93,020
Retained earnings	79,939	159,394
Accumulated other comprehensive loss	(29,967)	(21,220)

Total Stockholders’ Equity	143,174	231,376

Total Liabilities and Stockholders’ Equity	$291,604	$382,036

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(Dollars in Thousands)

	2016	2015
Revenues	$87,084	$84,485
Less: agency commissions and discounts	8,699	8,375

Net Revenues	78,385	76,110

Operating Expenses:
Technical expenses	6,493	6,438
Programming expenses	25,812	24,115
Selling expenses	26,796	24,381
General and administrative expenses	13,352	12,181

Total Operating Expenses	72,453	67,115

Income from Operations Before Depreciation, Amortization, Impairments, and Other Expense (Income)	5,932	8,995

Other Expense (Income):
Gain on sale/disposal of assets	(5)	(781)
Interest expense	2,459	2,650
Depreciation	1,739	1,839
Amortization	170	207
Interest income	(13)	(14)
Impairment charge on intangible assets	37,667	—
Other expense (income), net	1,212	(725)

Total Other Expense (Income), Net	43,229	3,176

(Loss) Income Before Provision for Income Taxes	(37,297)	5,819
(Benefit from) Provision for Income Taxes	(586)	268

Net (Loss) Income	(36,711)	5,551

Other Comprehensive Loss:
Unrealized (losses) gains on marketable securities	(44)	99
Change in derivative instruments	(546)	(482)

Total Other Comprehensive Loss	(590)	(383)

Comprehensive (Loss) Income	$(37,301)	$5,168

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(Dollars in Thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, January 1, 2015 (as previously reported)	$182	$93,020	$175,829	$(20,837)	$248,194
Adjustment, correction of accounting error	—	—	(21,972)	—	(21,972)

Balance, January 1, 2015 (as restated)	182	93,020	153,857	(20,837)	226,222
Net Income	—	—	5,551	—	5,551
Dividends	—	—	(14)	—	(14)
Change in Marketable Securities	—	—	—	99	99
Change in Derivative Instruments	—	—	—	(482)	(482)

Balance, June 30, 2015 (as restated)	182	93,020	159,394	(21,220)	231,376

Balance, January 1, 2016	182	93,020	116,655	(29,377)	180,480
Net Loss	—	—	(36,711)	—	(36,711)
Dividends	—	—	(5)	—	(5)
Change in Marketable Securities	—	—	—	(44)	(44)
Change in Derivative Instruments	—	—	—	(546)	(546)

Balance, June 30, 2016	$182	$93,020	$79,939	$(29,967)	$143,174

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(Dollars in Thousands)

	2016	2015
Cash Flows from Operating Activities:
Net (loss) income	$(36,711)	$5,551
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,909	2,046
Loss (gain) on sale of investments	30	(21)
Impairment charge on intangible assets	37,667	—
Gain on sale/disposal of assets	(5)	(781)
Deferred income tax	(840)	—
Changes in:
Accounts receivable	2,813	(2,103)
Prepaid expenses and other current assets	2,589	988
Other assets	(2,527)	(4,190)
Accounts payable	(160)	(121)
Accrued liabilities	1,227	1,558
Federal and state taxes payable	94	65
Deferred revenue	291	12
Other liabilities	(29)	93

Net Cash Provided by Operating Activities	6,348	3,097

Cash Flows from Investing Activities:
Proceeds from sale of investments	469	604
Purchases of investments	(506)	(474)
Proceeds from sale of property and equipment	5	781
Payments on note receivable	22	22
Purchases of property, equipment and intangible assets	(1,258)	(2,311)
Purchases of corporate-owned life insurance	(2,571)	(2,107)

Net Cash Used in Investing Activities	(3,839)	(3,485)

Cash Flows from Financing Activities:
Payment of deferred financing costs	—	(245)
Repayment of long-term debt	(3,600)	(3,375)
Dividends paid	(5)	(14)

Net Cash Used in Financing Activities	(3,605)	(3,634)

Net Decrease in Cash and Cash Equivalents	(1,096)	(4,022)
Cash and Cash Equivalents at Beginning of Period	8,457	9,671

Cash and Cash Equivalents at End of Period	$7,361	$5,649

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies:

Principles of Consolidation and Business Activity

Greater Media, Inc. is a Delaware corporation. The consolidated financial statements include the accounts of Greater Media, Inc. and its subsidiaries (the “Company”) after elimination of intercompany accounts and transactions. The Company is primarily engaged in the Radio Broadcasting, Publishing and Communications businesses in the Boston, Charlotte, Detroit, New Jersey and Philadelphia markets.

The Company’s operations and its ability to grow may be affected by numerous factors, including changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements and technological advances by competitors. The Company cannot predict which, if any, of these or other factors might have a significant impact on the radio industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company’s operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates within the consolidated financial statements include the valuation of indefinite-lived intangible assets, as discussed in the “Intangible Assets” accounting policy, and the provision for income taxes, as discussed in the “Income Taxes” accounting policy.

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Property and Equipment

Property and equipment are stated at cost. Depreciation for financial reporting purposes is provided on the straight-line method based on the following estimated useful lives:

Classification	Estimated Life (Years)
Land improvements	20
Buildings	15-40
Furniture, fixtures and equipment	3-15
Broadcasting and technical equipment	7-20

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and, therefore, are included in property and equipment.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

Intangible Assets

The Company follows the provisions of the Codification Topic “Intangibles – Goodwill and Other,” which addresses financial accounting and reporting for acquired goodwill and other intangible assets. According to these provisions, intangible assets that have indefinite lives are not amortized but rather are tested at least annually for impairment. Intangible assets that have finite useful lives continue to be amortized over their useful lives. FCC licenses and newspaper titles, which the Company believes have indefinite lives, are not amortized. Other intangible assets are amortized over useful lives ranging between three and thirteen years.

At September 30, 2015, the Company performed a qualitative assessment of its indefinite-lived intangible assets as permitted by Accounting Standards Update (“ASU”) 2012-02, in order to comply with the Codification requirement for testing for impairment on at least an annual basis. According to the ASU, if the qualitative assessment indicates that it is more likely than not (i.e., a greater than 50 percent probability) that an indefinite-lived intangible asset has been impaired, then a quantitative assessment must be performed. The Company reviewed statistics for sales of comparable radio stations, as reported in a publication that focuses on media asset valuations. Those statistics showed a significant number of arms-length radio station sales at lower cash flow multiples within the past year, and therefore the Company determined that there was plausible evidence suggesting that the likelihood of impairment of its FCC license assets might be greater than 50 percent.

As a result, the Company proceeded with the quantitative assessment. The methodology for the quantitative assessment was the same as that used in prior years. To determine the fair value of the FCC licenses, first an overall enterprise value was calculated for each market by applying a cash flow multiple to each radio station’s operating cash flow for the preceding twelve months. For some radio stations it was deemed that the use of a revenue multiple would result in a more accurate estimate of enterprise value. The cash flow and revenue multiples were based on the same statistics as were used in the qualitative assessment described above.

The value of the FCC licenses was then determined by applying a typical industry factor to the calculated enterprise values. The results of the quantitative assessment showed impairments in the value of FCC license assets in the Charlotte, Detroit, New Jersey, and Philadelphia markets. Therefore impairment charges of $52,203 were recognized related to these markets.

On July 19, 2016, the Company entered into an agreement under which all of the Company’s equity stock will be acquired by Beasley Broadcast Group, Inc. (the “Merger Agreement”) (see Note 14). The Company determined that this event provided evidence about the value of its FCC licenses as of the June 30, 2016 balance sheet date. The purchase price attributable to the radio stations under the Merger Agreement is significantly lower that the enterprise value of the stations calculated as of September 30, 2015 discussed above, therefore the Company believed that the likelihood of impairment was greater than 50%, and proceeded with a quantitative assessment, as required by the Codification.

For the quantitative assessment, the Company used a variation on its traditional methodology. As in the past, an enterprise value was calculated for each station by using either a cash flow multiple or a revenue multiple. Then, the purchase price attributable to the radio stations was allocated pro-rata based on the resulting enterprise values. The allocated purchase price was then compared to the carrying amount for FCC licenses in each market. The results of this quantitative assessment indicated impairments to the FCC license carrying amounts in all five of the Company’s markets, therefore impairment charges totaling $37,667 were recognized as of June 30, 2016.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

At September 30, 2015, the Company had, despite its best efforts, been unable to find a buyer for its newspaper division. As a result, the Company concluded that its newspaper title assets have no value. Therefore an impairment charge of $1,481 was recorded as of September 30, 2015, representing the full book value of those assets.

Deferred Charges

Debt issuance costs incurred in connection with long-term financing are being amortized over the life of the loan and are included in other assets. At June 30, 2016 and 2015, net deferred charges amounted to $1,041 and $1,667, respectively.

Cash Equivalents

The Company considers as cash equivalents all highly liquid debt instruments with a maturity of three months or less at the date of purchase.

Concentration of Credit Risk

The Company maintains cash balances at financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company’s risk negligible.

Income Taxes

The Company, with the exception of two C-Corporation subsidiaries, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, and has elected to be treated as an S-Corporation for state tax purposes in a variety of states. Under those provisions, the stockholders’ respective share of the Company’s taxable income or loss flows through to their individual tax returns. The Company is not required to pay federal corporate income taxes, and pays state income taxes at a reduced rate.

The Company accounts for federal and state income taxes in accordance with the Codification Topic on Income Taxes. Therefore, deferred federal and state income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

The primary deferred income tax items are the result of certain temporary differences as detailed in Note 8.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations. Normal credit terms call for payment by the 28th of the following month unless the customer’s credit history indicates that a longer period is justified. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected. The Company does not bill or accrue interest on delinquent accounts receivable.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

Revenue Recognition

Revenue is recognized as advertisements are broadcast or appear in print, and are generally billed monthly. Payments received in advance of being earned are recorded as deferred revenue. Revenue arrangements often contain multiple products and services and revenues are allocated based on the relative fair value of each delivered item and recognized in accordance with the applicable revenue recognition criteria for the specific unit of accounting.

Barter transactions represent the exchange of broadcast or printed advertising for merchandise or services. These transactions are recorded at the estimated fair market value of the advertising or the fair value of the merchandise or services received, whichever is most readily determinable. Revenue is recognized on barter transactions when the advertisements are broadcast or appear in print. Expenses are recorded ratably over a period that estimates when the merchandise or service received is utilized. Barter revenues and expenses from operations are included in revenues and selling expenses, respectively.

Investments

Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination on an annual basis. The Company’s investments in marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of income taxes, reported as a separate component of accumulated other comprehensive (loss) income. Marketable equity and debt securities available for sale are classified in the consolidated balance sheets as other assets. Permanent impairment is recognized in the consolidated statements of operations and comprehensive (loss) income when the impairment is determined by management, based upon a variety of factors, to be other than temporary. The adjusted cost of each specific security sold is used to compute realized gains or losses on the sale of securities available for sale.

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs charged to operations were approximately $1,551 and $740 in 2016 and 2015, respectively.

Comprehensive (Loss) Income

Comprehensive (loss) income includes charges and credits to equity that are not the result of transactions with stockholders. Comprehensive (loss) income is comprised of two subsets – net (loss) income and other comprehensive income (“OCI”). Other comprehensive (loss) income includes the unrealized gain or loss on marketable securities classified as available for sale held by the Company, unrealized gain or loss on derivative financial instruments and changes in pension and postretirement benefit plans.

Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, debt and derivative financial instruments. The fair values of cash and cash equivalents, accounts receivable, and accounts payable approximated book values at June 30, 2016 and 2015. See Notes 4, 5, and 6 for the fair value estimates of marketable securities, debt and derivative financial instruments, respectively.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

The Company utilizes derivative financial instruments for interest rate risk exposure management purposes. The Company does not hold or issue derivative financial instruments for trading purposes. The Company recognizes all derivatives as either assets or liabilities on the consolidated balance sheets and measures those instruments at fair value. Changes in fair value of those instruments are reported in operations or other comprehensive (loss) income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements depends on the derivative’s hedge designation and whether the hedge is anticipated to be highly effective in achieving offsetting changes in the fair value of the hedged item or cash flows of the asset hedged.

Restatement of Consolidated Financial Statements

Due to an error in the calculation of deferred income taxes related to the impairment of goodwill, the Company has determined that its consolidated balance sheet as of June 30, 2015, and consolidated statement of stockholders’ equity as of January 1, 2015 and June 30, 2015 should be restated. There was no impact on the consolidated statements of operations and comprehensive loss or cash flows as a result of the restatement. The following table provides a summary of the impact of the correction on affected line items from the Company’s consolidated balance sheet as of June 30, 2015:

	As Previously Reported	Correction of Deferred Income Taxes	As Restated
Deferred income tax (asset)	$200	$(200)	$—

Total assets	$382,236	$(200)	$382,036

Deferred income tax (liability)	$—	$21,772	$21,772

Retained earnings	$181,366	$(21,972)	$159,394

Total stockholders’ equity	$253,348	$(21,972)	$231,376

Total liabilities and stockholders’ equity	$382,236	$(200)	$382,036

Note 2 - Property and Equipment:

The major classifications of property and equipment at June 30 consist of the following:

	2016	2015
Land and land improvements	$6,190	$5,894
Buildings	24,229	23,893
Furniture, fixtures and equipment	34,054	33,353
Broadcasting and technical equipment	45,333	44,147
Construction in progress	2,943	5,049

	112,749	112,336
Accumulated depreciation	86,334	83,722

Property and Equipment, Net	$26,415	$28,614

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 2 - Property and Equipment (continued):

Depreciation expense included as a charge to other income and expense amounted to $1,739 and $1,839 for 2016 and 2015, respectively.

Note 3 - Intangible Assets:

Intangible assets at June 30 are summarized as follows:

	Amortization Period (Years)	2016	2015
Subject to amortization:
Computer software:
Gross cost		$3,617	$3,365
Accumulated amortization	3-7	2,893	3,235

Net book value		724	130

Not subject to amortization:
FCC licenses		186,893	276,763
Newspaper titles		—	1,481
Other		10	10

		186,903	278,254

Intangible Assets, Net		$187,627	$278,384

Aggregate amortization expense on the above intangible assets, included as a charge to other income and expense, amounted to $170 and $207 for 2016 and 2015, respectively. Estimated future amortization expense is as follows:

2017	$317
2018	289
2019	118
2020	—
2021	—

Note 4 - Investments:

The cost and fair market value of marketable securities were $2,923 and $3,743 at June 30, 2016, and $2,901 and $3,998 at June 30, 2015, respectively. Marketable securities are classified as available for sale, and are included in other assets.

Gross unrealized holding gains and losses amounted to $820 and $0 at June 30, 2016 and $1,097 and $0 at June 30, 2015, respectively.

Proceeds from sales of marketable securities were $469 and $604 in 2016 and 2015, respectively, and the Company realized losses totaling $30 in 2016 and gains totaling $21 in 2015, which are included in other income, net on the consolidated statements of operations and comprehensive (loss) income.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 5 - Long-Term Debt:

Long-term debt at June 30 consisted of the following:

	2016	2015
Note payable – bank, term loan facility dated February 26, 2013, collateralized by the stock and assets of the Company and its subsidiaries	$68,738	$75,713
Note payable – bank, revolving credit facility dated February 26, 2013, collateralized by the stock and assets of the Company and its subsidiaries	15,000	15,000

Total long-term debt	83,738	90,713
Current maturities of long-term debt	7,988	6,975

Long-term debt, net of current maturities	$75,750	$83,738

On February 26, 2013 the Company entered into an agreement with a bank, acting as agent for a group of banks, to borrow up to $160,000 in the form of a term loan of $90,000 and a revolving credit facility of $70,000. The interest on these borrowings is a function of the Company’s total debt outstanding and earnings before income taxes, depreciation and amortization (EBITDA), and was 3.5 percent over the bank’s LIBO rate of 0.6 percent as of June 30, 2016. The Company must pay a commitment fee on the unused balance of the available commitment. This fee is also a function of the Company’s total debt and EBITDA, and is currently at 0.4 percent.

The term loan facility provides for quarterly principal repayments beginning June 30, 2013. The quarterly principal amount to be repaid starts at 1.6 percent of the initial term loan amount, increasing to 1.9 percent effective June 30, 2014, 2.1 percent effective June 30, 2016, and 2.5 percent effective June 30, 2017. The remaining principal amount is due on the maturity date of February 26, 2018. The revolving credit facility also matures on that same date.

The loan agreement requires the Company to maintain compliance with certain financial covenants as defined in the agreement. In addition, certain restrictions have been imposed limiting the incurrence of debt, liens, investments, guaranty obligations, dividends, changes in lines of business, consolidations and mergers, sales of assets, acquisitions, and interaffiliate transactions.

The agreement also requires, within the first 90 days, that the Company enter into an interest hedging contract, such as an interest rate swap, with a notional amount of at least 50% of the outstanding term loan balance, and with a term of at least three years. In May 2013, the Company entered into two interest rate swap derivative instruments with a total notional amount of $80,000. One of the instruments, with a notional amount of $45,000, carries a fixed interest rate of 1.0% and a term beginning June 28, 2013 and expiring December 29, 2017. The other instrument, with a notional amount of $35,000, carries a fixed interest rate of 1.2% and a term beginning June 30, 2014 and expiring December 29, 2017. By entering into these instruments, the Company meets the hedging requirements contained in its debt agreement.

In March 2015, the Company entered into an amendment agreement (the “Amendment”) with its lending banks to modify certain aspects of its debt agreement. The Amendment makes certain changes to financial covenants, and also reduces the total revolving loan commitment to $50,000.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 5 - Long-Term Debt (continued):

Aggregate maturities of long-term debt of the Company due within the next five years are as follows:

2017	$7,988
2018	75,750
2019	—
2020	—
2021	—

Borrowings under the Company’s debt agreements have variable rates that reflect currently available terms and conditions for similar debt, therefore the carrying amount of this debt is considered by management to be a reasonable estimate of its fair value.

Note 6 - Derivatives:

The Company follows the provisions of the Codification Topic on Derivatives and Hedging. Accordingly, the Company is required to recognize its derivative instruments as either assets or liabilities in the consolidated balance sheets at fair value. The method of accounting for changes in the fair value (periodic unrealized gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, further, on the type of hedging relationship and the effectiveness of the arrangement. See Note 7 for fair value disclosures related to derivatives.

Interest Rate Swaps

The Company has entered into interest rate swap derivative instruments with two banks for interest rate risk exposure-management purposes. The interest rate swaps utilized by the Company convert a portion of its variable rate debt to a fixed rate basis, thus reducing the impact of interest rate changes on future interest expense.

The effectiveness of the interest rate swaps is determined using a calculation which measures the cash flow impact of the expected future changes in the variable interest rate under the swap agreement (i.e., LIBOR) and the expected future changes in the variable interest rate of the related notes. The expected cash flow amounts determined in this calculation are discounted to present value and the difference between the amount calculated for the variable payment under the swap agreement and the variable payments under the notes represents the ineffectiveness of the derivative instrument.

The Company has designated the interest rate swap agreements as cash flow hedge transactions and, accordingly, the effective portion of the gain or loss on the agreement is recognized as a gain or loss on derivative instrument and reported as a component of other comprehensive income (loss). Any remaining gain or loss on the derivative instruments in excess of the cumulative change in the present value of future cash flows of the hedged item, which represents the ineffective portion of the derivative instruments, is reported as income or expense.

At June 30, 2016, the Company expects to reclassify during the next twelve months $371 of net losses on the derivative instruments from accumulated other comprehensive loss to interest expense due to the payment of fixed rate interest associated with the interest rate swap agreements.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 6 - Derivatives (continued):

The change in the derivative contracts consisted of the following:

	2016	2015
Unrealized loss in fair value of interest rate swap contracts arising during the period	$(734)	$(819)
Current effect of variability of the cash flows on interest rate swap contracts transferred into interest expense	188	337

Change in Derivative Contracts	$(546)	$(482)

The fair value of the Company’s interest rate swap derivative contracts is determined utilizing forward interest rate estimates and present value techniques. Those fair values are as follows as of June 30:

	2016		2015
	Consolidated Balance Sheet Location	Fair Value	Consolidated Balance Sheet Location	Fair Value
Liability derivatives designated as hedging instruments:
Interest rate swap derivative contracts	Other long-term liabilities	$463	Other long-term liabilities	$62

Disclosures regarding the Company’s cash flow hedging relationships are as follows for the periods ended June 30:

Derivatives in Cash Flow Hedging Relationships	Amount of Loss Recognized in OCI on Derivatives (Effective Portion)
	2016	2015
Interest rate swap derivative contracts	$(734)	$(819)

Derivatives in Cash Flow Hedging Relationships	Location of Gain (Loss) Reclassified from Accumulated OCI into Operations (Effective Portion)	Amount of Loss Reclassified from Accumulated OCI into Operations (Effective Portion)
		2016	2015
Interest rate swap derivative contracts	Interest expense	$(188)	$(337)

Note 7 - Fair Value Measurements:

The following fair value disclosures are provided pursuant to the requirements of the Codification Topic on Fair Value Measurements and Disclosures. For applicable assets and liabilities subject to these requirements, the Company will value such assets and liabilities using quoted market prices in active markets for identical assets and liabilities to the extent possible. To the extent that such market prices are not available, the Company will next attempt to value such assets and liabilities using observable measurement criteria, including quoted market prices of similar assets and liabilities in active and inactive

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 7 - Fair Value Measurements (continued):

markets and other corroborated factors. In the event that quoted market prices in active markets and other observable measurement criteria are not available, the Company will develop measurement criteria based on the best information available.

Recurring Fair Value Measurements

The following table summarizes assets which have been accounted for at fair value on a recurring basis, along with the basis for the determination of fair value:

		Basis for Valuation
	Total	Quoted Prices in Active Markets	Observable Measurement Criteria	Unobservable Measurement Criteria
As of June 30, 2016:
Assets:
Available-for-sale securities	$3,743	$3,743	$—	$—

Liabilities:
Derivatives	$(463)	$—	$(463)	$—

As of June 30, 2015:
Assets:
Available-for-sale securities	$3,998	$3,998	$—	$—

Liabilities:
Derivatives	$(62)	$—	$(62)	$—

Note 8 - Income Taxes:

The Company and its subsidiaries file a consolidated federal income tax return.

Significant components of the provision for (benefit from) income taxes for the periods ended June 30 are as follows:

	2016	2015
Current:
Federal	$49	$46
State	205	222

Total Current	254	268

Deferred:
Federal	(840)	—
State	—	—

Total Deferred	(840)	—

Total (Benefit from) Provision for Income Taxes	$(586)	$268

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 8 - Income Taxes (continued):

Deferred income taxes are summarized as follows at June 30:

	2016	2015
		(as restated)
Deferred income tax assets:
Impairment charge on goodwill	$1,030	$1,030
Pension	412	342
Deferred compensation	68	104
Other	176	169

Total deferred income tax assets	1,686	1,645
Valuation allowance	—	—

Net deferred income tax assets	1,686	1,645

Deferred income tax liabilities:
Acquired basis of FCC license asset	19,209	20,049
Depreciation	1,716	1,720
Amortization	90	802
Deferred gain on like-kind exchange	838	838
Interest rate swaps	1	8

Total deferred income tax liabilities	21,854	23,417

Net Deferred Income Tax Liability	$20,168	$21,772

At June 30, 2016, the Company had Massachusetts, New Jersey and Philadelphia net operating loss (“NOL”) carryforwards of approximately $9,230, which may be used to reduce future taxable income in those jurisdictions. The NOL carryforwards will expire through 2034.

The Company adopted the provisions of the Codification Topic on Income Taxes which clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. These provisions prescribe a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. They also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements or adjustments to deferred tax assets or liabilities.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to its consolidated financial results. The Company’s policy is to classify assessed interest as interest expense and assessed penalties as other expense in the consolidated financial statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 9 - Common Stock:

Common stock consisted of the following at June 30:

	2016	2015
Common stock, $.000001 par, $.09375 stated value, voting:
Authorized – 100,000 shares
Issued and outstanding – 80,000 shares	$8	$8

Common stock, $.000001 par, $.093697 stated value, non-voting:
Authorized – 5,000,000 shares
Issued and outstanding – 1,861,142.91 shares	174	174

	$182	$182

Note 10 - Accumulated Other Comprehensive Income (Loss):

The after-tax components of accumulated other comprehensive income (loss) are as follows:

	Marketable Securities Unrealized Holding Gains/ (Losses)	Derivative Contracts	Pension and Postretirement Benefit Plans	Total Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2015	$998	$413	$(22,248)	$(20,837)
Change during period	99	(482)	—	(383)

Balance at June 30, 2015	$1,097	$(69)	$(22,248)	$(21,220)

Balance at January 1, 2016	$864	$82	$(30,323)	$(29,377)
Change during period	(44)	(546)	—	(590)

Balance at June 30, 2016	$820	$(464)	$(30,323)	$(29,967)

Note 11 - Employee Benefit Plans:

The Company has non-contributory defined benefit pension plans covering substantially all of its employees. The Company’s funding policy is to make annual contributions to the qualified plan in amounts that are required under the provisions of ERISA, such that all employees’ benefits will be fully provided by the time they retire. Effective December 31, 2008 the Company froze benefits being accrued under the major plan covering its employees. Effective January 1, 2009, the Company froze benefits being accrued as part of its Supplemental Employee Retirement Plan. The Company follows the alternative disclosure for a non-public company as stated in the Codification Topic on Compensation – Retirement Benefits. The Company made contributions of $2,087 in both 2016 and 2015. The Company estimates that its total contribution for 2015 will be $4,173.

The Company also provides an employees’ savings plan for certain employees. Participants may contribute from 1 percent to 60 percent of their compensation. The Company makes a matching contribution equal to the participant’s contribution, limited to the lesser of 6 percent of the participant’s compensation or $1.5 per year. The Company contributed $694 and $550 in 2016 and 2015, respectively. Participants are fully vested at all times in their contributions.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 11 - Employee Benefit Plans (continued):

In addition to providing pension benefits, the Company sponsors a retiree health plan that provides post-retirement medical benefits to full-time non-union employees who have worked at least 15 years and attained age 55 while in service with the Company. Effective June 30, 2001, the plan was closed to new retirees. The plan, which is unfunded, is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The Company’s contribution rates for future years have been fixed at the rates in effect on January 1, 2001. The Company made contributions of $36 and $37 in 2016 and 2015, respectively. The Company estimates that its total contribution for 2016 will be $110.

In addition, included in other long-term liabilities at June 30, 2016 and 2015 was approximately $3,703 and $5,846, respectively, representing deferred compensation arrangements associated with certain key employees. The costs have been accrued according to the terms of the Company’s deferred compensation plans.

Note 12 - Commitments and Contingencies:

There are various legal actions and other claims pending against the Company incidental to its business and operations. In the opinion of management, the resolution of these matters will not have a material effect on the consolidated financial position or results of operations.

The Company and its subsidiaries lease office space, towers, real estate related to tower sites, office equipment and transmitting equipment. The most significant obligations assumed under the lease terms are the upkeep of the facilities, insurance and property taxes. Total rent expense for the Company was $3,212 for 2016 and $3,104 for 2015.

The Company also has various non-cancellable commitments under operating leases, on-air talent contracts and other contracts with aggregate minimum annual commitments as of June 30, 2016 as follows:

	Operating Leases	On-Air Talent	Other Contracts	Total
2017	$5,219	$5,604	$9,071	$19,894
2018	4,596	5,312	5,159	15,067
2019	3,428	4,698	21	8,147
2020	2,859	1,311	—	4,170
2021	2,731	—	—	2,731
2022 and subsequent	3,536	—	—	3,536

Total	$22,369	$16,925	$14,251	$53,545

Note 13 - Supplemental Disclosure of Cash Flow Information:

	2016	2015
Cash paid during the period for:
Interest	$2,146	$2,356
Income taxes (net of refunds)	$246	$362

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 14 - Subsequent Events:

On July 19, 2016, the Company entered into an Agreement and Plan of Merger with Beasley Broadcast Group, Inc. (“Beasley”), Beasley Media Group 2, Inc., an indirect wholly-owned subsidiary of Beasley (“Merger Sub”), and Peter A. Bordes, Jr., as the Stockholders’ Representative (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of Beasley (the “Merger”).

Pursuant to the terms of the Merger Agreement, Beasley agreed to acquire all of the Company’s issued and outstanding equity stock for an aggregate purchase price of $239,875, inclusive of the refinancing of approximately $80,000 of the Company’s outstanding debt and the payment of certain transaction expenses. The proceeds to be paid to the Company’s stockholders are expected to consist of (i) approximately $100,000 in cash and (ii) approximately $25,000 in shares of Beasley’s Class A common stock, which is equal to 5,422,993 shares at a fixed value of $4.61 per share (the “Merger Shares”). The Merger consideration is subject to adjustment for changes in the Company’s working capital, outstanding debt of the Company and its subsidiaries as of the date of the closing, and certain other payments and expenses. Additional Merger Shares may be issued in connection with such adjustment. In addition, the Company’s stockholders will receive the net cash proceeds from the sale of the Company’s tower assets, estimated to be approximately $20,000.

Consummation of the Merger is subject to customary closing conditions, including (i) approval from the Federal Communications Commission, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) subject to customary materiality qualifiers, the accuracy of the representations and warranties of Beasley and Merger Sub contained in the Merger Agreement and compliance by Beasley with its covenants contained in the Merger Agreement, (iv) the Merger Shares having been approved for listing on the Nasdaq Global Select Market, and (v) Beasley having delivered executed counterparts to certain ancillary agreements. Beasley has obtained a debt financing commitment to fund the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash and cash equivalents available to Beasley and issuance of the Merger Shares, will be sufficient for Beasley to pay the aggregate Merger Consideration and all related fees and expenses.

The Merger Agreement contains certain customary termination rights for both the Company and Beasley. The Merger Agreement also provides that Beasley shall pay the Company a termination fee of $6,390 if the Company terminates the Merger Agreement because all conditions to closing have been satisfied and Beasley has not consummated the Merger due to the failure of the financing to be available, provided that the Company is not also able to terminate the Merger Agreement due to Beasley’s breach. It further provides that Beasley shall pay the Company a termination fee of $12,780 if (i) the Company terminates the Merger Agreement due to a breach of a representation or covenant by Beasley such that the applicable condition to closing is not satisfied, or (ii) the Company terminates the Merger Agreement because Beasley has failed to consummate the Merger when required by the Merger Agreement, in circumstances where the financing was available.

The Merger Agreement contemplates that the parties or their affiliates will enter into the following additional agreements at Closing: (i) an Investor Rights Agreement and (ii) a Registration Rights Agreement. The Investor Rights Agreement would provide the former stockholders of the Company receiving Merger Shares (the “Greater Media Stockholders”) with tag-along rights to participate in certain sales of equity securities by Beasley and its affiliates and also would provide the Greater Media Stockholders with the right to nominate one director for election to Beasley’s Board, so long as the Greater

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(Dollars in Thousands)

Note 14 - Subsequent Events (continued):

Media Stockholders collectively hold at least 75% of the Merger Shares issued to them at the closing of the Merger. The Registration Rights Agreement would require Beasley to prepare and file with the Securities and Exchange Commission, not later than 20 days after the consummation of the Merger, a registration statement with respect to the resale of the Merger Shares by the Greater Media Stockholders, among other things.

The Company determined that the agreement entered into with Beasley provided evidence about the value of its FCC license assets as of the June 30, 2016 balance sheet date. Since these licenses are considered by the Company to have indefinite lives they are not amortized and, hence, must be tested for impairment when events or changes in circumstances indicate that it is more likely than not that they are impaired. Accordingly, the Company performed impairment testing as of the June 30, 2016 balance sheet date, resulting in recognition of impairment charges totaling $37,667. See Note 1.

The Company has evaluated subsequent events occurring after the consolidated balance sheet date through the date of August 29, 2016, the date the consolidated financial statements were available for release. Based upon this evaluation, the Company has determined that no subsequent events occurred, other than the Merger Agreement and related impairment testing described above, which require adjustment to or disclosure in the consolidated financial statements.